Exhibit 10.15

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.
FIRST AMENDMENT TO LICENSE AGREEMENT
This First Amendment to License Agreement (this “Amendment”), entered into as of this 5th day of May, 2020 (the “Amendment Effective Date”), by and between Prime Medicine, Inc., a corporation existing under the laws of Delaware, having a place of business at [***] (“Licensee”), and The Broad Institute, Inc., a non-profit corporation existing under the laws of Massachusetts, having a place of business at 415 Main Street, Cambridge, MA 02142 (“Broad”), hereby amends that certain License Agreement, dated as of September 26, 2019, by and between Licensee and Broad (the “License Agreement”). Capitalized terms used herein but not defined herein shall have the same meaning as set forth in the License Agreement. Each of Broad and Licensee may be referred to herein as a “Party” or together as the “Parties.”
WHEREAS, Broad and Licensee are parties to the License Agreement;
WHEREAS, pursuant to Section 11.13 (Amendment; Waiver) of the License Agreement, the Parties may amend the License Agreement by a written instrument executed by each Party; and
WHEREAS, the Parties wish to amend the License Agreement as set forth herein.
NOW, THEREFORE, the Parties, intending to be legally bound, hereby amend the License Agreement as follows:
1.Amendment.
a.Exhibit 1.111 (Patent Rights) of the License Agreement is hereby deleted in its entirety and replaced with the schedule set forth on Exhibit A of this Amendment.
2.Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the License Agreement. Except as amended hereby, the License Agreement shall remain in full force and effect as originally written.
3.Governing Law. This Amendment shall be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision, except questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.
4.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.
5.Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Amendment.

6.Amendment; Waiver; Assignment. This Amendment may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party waiving compliance. The delay or failure of either Party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Amendment, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Amendment. This Amendment may not be assigned except in connection with an assignment of the License Agreement.
7.Severability. If any provision of this Amendment is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, or interferes with the enforceability of any Patent Right, it is the intention of the Parties that the remainder of this Amendment shall not be affected.
8.Entire Agreement. This Amendment (including Exhibit A hereof) and the License Agreement (as amended by this Amendment) are the sole agreements with respect to the subject matter hereof and thereof and except as expressly set forth herein and therein, supersede all other agreements and understandings between the Parties with respect to the same.
9.Counterparts. The Parties may execute this Amendment in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Transmission by electronic mail of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. If by electronic mail, the executed Amendment must be delivered in a .pdf format.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

PRIME MEDICINE, INC.		THE BROAD INSTITUTE, INC.

By:	/s/ John Evans	By:	/s/ Jesse Souweine

Name: John Evans		Name: Jesse Souweine

Title: CEO		Title: Chief Operating Officer
[Signature Page to First Amendment to License Agreement]

EXHIBIT A
Exhibit 1.111
(Patent Rights)
[***]